EXECUTION COPY
SECOND AMENDED AND RESTATED GUARANTY
THIS SECOND AMENDED AND RESTATED GUARANTY (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”) is made as of July 13, 2017, by and among each of the undersigned (the “Initial Guarantors” and along with any additional Subsidiaries of the Company which become parties to this Guaranty by executing a supplement hereto in the form attached as Annex I, the “Guarantors”) in favor of the Administrative Agent, for the ratable benefit of the Holders of Guaranteed Obligations (as defined below), under the Credit Agreement referred to below.
WITNESSETH
WHEREAS, Cimpress N.V., a naamloze vennootschap organized under the laws of The Netherlands, with its statutory seat in Venlo, The Netherlands (the “Company”), the Subsidiary Borrowers party thereto (the “Subsidiary Borrowers” and, together with the Company, the “Borrowers”), the institutions from time to time parties thereto as lenders (the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) have entered into a certain Credit Agreement dated as of October 21, 2011, as amended and restated as of February 8, 2013 and as further amended and restated as of July 13, 2017 (as the same may be further amended, modified, supplemented and/or restated, and as in effect from time to time, the “Credit Agreement”), pursuant to which the Existing Credit Agreement (as defined in the Credit Agreement) has been amended and restated in its entirety;
WHEREAS, the Credit Agreement, among other things, re-evidences the Borrowers’ outstanding obligations under the Existing Credit Agreement and provides, subject to the terms and conditions thereof, for extensions of credit and other financial accommodations to be made by the Lenders to the Borrowers;

WHEREAS, certain of the Initial Guarantors guaranteed the payment of the Borrowers’ obligations under the Existing Credit Agreement pursuant to the Amended and Restated Guaranty dated as of February 8, 2013 (the “Existing Guaranty”);

WHEREAS, each Initial Guarantor party to the Existing Guaranty wishes to affirm its obligations under the terms of the Existing Guaranty with respect to amounts owing by the Borrowers under the Credit Agreement and wishes to amend and restate the terms of the Existing Guaranty;
WHEREAS, it is a condition precedent to the extensions of credit by the Lenders under the Credit Agreement that each of the Guarantors (constituting all of the Subsidiaries of the Company required to execute this Guaranty pursuant to Section 5.09 of the Credit Agreement) execute and deliver this Guaranty, whereby each of the Guarantors shall guarantee the payment when due of all Secured Obligations; and
WHEREAS, in consideration of the direct and indirect financial and other support that the Borrowers have provided, and such direct and indirect financial and other support as the Borrowers may in the future provide, to the Guarantors, and in order to induce the Lenders and the Administrative Agent to enter into the Credit Agreement, each of the Guarantors is willing to guarantee the Secured Obligations of the Borrowers;
NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

US-DOCS\88412250.5

SECTION 1.Definitions. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.
SECTION 2.    Representations, Warranties and Covenants. Each of the Guarantors represents and warrants (which representations and warranties shall be deemed to have been renewed at the time of the making, conversion or continuation of any Loan or issuance of any Letter of Credit) that:
(A)    It is a corporation, company, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation, organization or formation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except to the extent that the failure to have such authority could not reasonably be expected to have a Material Adverse Effect.
(B)    It (to the extent applicable) has the requisite power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by each Guarantor of this Guaranty and the performance by each of its obligations hereunder have been duly authorized by proper proceedings, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor, respectively, enforceable against such Guarantor, respectively, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.
(C)    Neither the execution and delivery by it of this Guaranty, nor the consummation by it of the transactions herein contemplated, nor compliance by it with the provisions hereof will (i) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or its articles or certificate of incorporation (or equivalent charter or constating documents), limited liability company or partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating agreement or other management agreement, as the case may be, or the provisions of any indenture, instrument or agreement to which any of the Borrowers or any of their Subsidiaries is a party or is subject, or by which it, or its property, is bound, or (ii) conflict with, or constitute a default under, or result in, or require, the creation or imposition of any Lien in, of or on its property pursuant to the terms of, any such indenture, instrument or agreement (other than any Loan Document). No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by it, is required to be obtained by it in connection with the execution, delivery and performance by it of, or the legality, validity, binding effect or enforceability against it of, this Guaranty.
In addition to the foregoing, each of the Guarantors covenants that, so long as any Lender has any Commitment outstanding under the Credit Agreement or any amount payable under the Credit Agreement or any other Guaranteed Obligations (other than contingent indemnity obligations not yet due and payable) shall remain unpaid, it will, and, if necessary, will enable each of the Borrowers to, fully comply with those covenants and agreements of such Borrower applicable to such Guarantor set forth in the Credit Agreement.
SECTION 3.    Reaffirmations and Guaranty. Each Initial Guarantor party to the Existing Guaranty hereby (a) consents to the Amendment and Restatement Agreement and the transactions contemplated thereby and (b) affirms its obligations under, and the terms and conditions of, the Existing Guaranty and each Collateral Document to which it is a party and agrees that such obligations remain in full force and effect and are hereby ratified, reaffirmed and confirmed. Each Initial Guarantor party to the Existing Guaranty acknowledges and agrees with the Administrative Agent that the Existing Guaranty is amended, restated, and superseded in its entirety pursuant to the terms hereof. Furthermore, each of the Guarantors hereby unconditionally guarantees, jointly with the other Guarantors and severally, the full and punctual payment and performance when due (whether at stated maturity, upon acceleration or otherwise) of the Secured Obligations, including, without limitation, (i) the principal of and interest on each Loan made to any Borrower pursuant to the Credit Agreement, (ii) any obligations of any Borrower to reimburse LC Disbursements (“Reimbursement Obligations”), (iii) all obligations of any Borrower or any Subsidiary owing to any Lender or any Affiliate of any Lender under any Swap Agreement or Banking Services Agreement, (iv) all other amounts payable by any Borrower or any of its Subsidiaries under the Credit Agreement, any Swap Agreement, any Banking Services Agreement and the other Loan Documents and (v) the punctual and faithful performance, keeping, observance, and fulfillment by any Borrower of all of the agreements, conditions, covenants, and obligations of such Borrower contained in the Loan Documents (all of the foregoing being referred to collectively as the “Guaranteed Obligations” and the holders from time to time of the Guaranteed Obligations being referred to collectively as the “Holders of Guaranteed Obligations”). Upon (x) the failure by any Borrower or any of its Subsidiaries, as applicable, to pay punctually any such amount or perform such obligation, and (y) such failure continuing beyond any applicable grace or notice and cure period, each of the Guarantors agrees that it shall forthwith on demand pay such amount or perform such obligation at the place and in the manner specified in the Credit Agreement, any Swap Agreement, any Banking Services Agreement or the relevant Loan Document, as the case may be. Each of the Guarantors hereby agrees that this Guaranty is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection.
SECTION 4.    Guaranty Unconditional. The obligations of each of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:
(A)    any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;
(B)    any modification or amendment of or supplement to the Credit Agreement, any Swap Agreement, any Banking Services Agreement or any other Loan Document, including, without limitation, any such amendment which may increase the amount of, or the interest rates applicable to, any of the Obligations guaranteed hereby;
(C)    any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations;
(D)    any change in the corporate, partnership or other existence, structure or ownership of any Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting such Borrower or any other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of such Borrower or any other guarantor of any of the Guaranteed Obligations;

(E)    the existence of any claim, setoff or other rights which the Guarantors may have at any time against any Borrower, any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, any Holder of Guaranteed Obligations or any other Person, whether in connection herewith or in connection with any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;
(F)    the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against any Borrower or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any Swap Agreement, any Banking Services Agreement, any other Loan Document, or any provision of applicable law decree, order or regulation of any jurisdiction purporting to prohibit the payment by such Borrower or any other guarantor of the Guaranteed Obligations, of any of the Guaranteed Obligations or otherwise affecting any term of any of the Guaranteed Obligations;
(G)    the failure of the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations, if any;
(H)    the election by, or on behalf of, any one or more of the Holders of Guaranteed Obligations, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code or any other applicable federal, state, provincial, municipal, local or foreign law relating to such matters;
(I)    any borrowing or grant of a security interest by any Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code or any other applicable federal, state, provincial, municipal, local or foreign law relating to such matters;
(J)    the disallowance, under Section 502 of the Bankruptcy Code or any other applicable federal, state, provincial, municipal, local or foreign law relating to such matters, of all or any portion of the claims of the Holders of Guaranteed Obligations or the Administrative Agent for repayment of all or any part of the Guaranteed Obligations;
(K)    the failure of any other guarantor to sign or become party to this Guaranty or any amendment, change, or reaffirmation hereof; or
(L)    any other act or omission to act or delay of any kind by any Borrower, any other guarantor of the Guaranteed Obligations, the Administrative Agent, any Holder of Guaranteed Obligations or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 4, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder except as provided in Section 5.
SECTION 5.    Continuing Guarantee; Discharge Only Upon Payment In Full: Reinstatement In Certain Circumstances. Each of the Guarantors’ obligations hereunder shall constitute a continuing and irrevocable guarantee of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations (other than Banking Services Obligations not yet due and payable, Swap Obligations not yet due and payable, Unliquidated Obligations for which no claim has been made and other Obligations expressly stated to survive such payment and termination) shall have been paid in full in cash and the Commitments and all Letters of Credit issued under the Credit Agreement shall have terminated or expired.

If at any time any payment of the principal of or interest on any Loan, any Reimbursement Obligation or any other amount payable by any Borrower or any other party under the Credit Agreement, any Swap Agreement, any Banking Services Agreement or any other Loan Document (including a payment effected through exercise of a right of setoff) is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise (including pursuant to any settlement entered into by a Holder of Guaranteed Obligations in its discretion), each of the Guarantors’ obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time. The parties hereto acknowledge and agree that each of the Guaranteed Obligations shall be due and payable in the same currency as such Guaranteed Obligation is denominated but if currency control or exchange regulations are imposed in the country which issues such currency with the result that such currency (the “Original Currency”) no longer exists or the relevant Guarantor is not able to make payment in such Original Currency, then all payments to be made by such Guarantor hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of payment) of such payment due, it being the intention of the parties hereto that each Guarantor takes all risks of the imposition of any such currency control or exchange regulations.
SECTION 6.    General Waivers; Additional Waivers.
(A)    General Waivers. Each of the Guarantors irrevocably waives acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Borrower, any other guarantor of the Guaranteed Obligations, or any other Person.
(B)    Additional Waivers. Notwithstanding anything herein to the contrary, each of the Guarantors hereby absolutely, unconditionally, knowingly, and expressly waives:
(i)    any right it may have to revoke this Guaranty as to future indebtedness or notice of acceptance hereof;
(ii)    (a) notice of acceptance hereof; (b) notice of any loans or other financial accommodations made or extended under the Loan Documents or the creation or existence of any Guaranteed Obligations; (c) notice of the amount of the Guaranteed Obligations, subject, however, to each Guarantor’s right to make inquiry of Administrative Agent and Holders of Guaranteed Obligations to ascertain the amount of the Guaranteed Obligations at any reasonable time; (d) notice of any adverse change in the financial condition of any Borrower or of any other fact that might increase such Guarantor’s risk hereunder; (e) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Loan Documents; (f) notice of any Default or Event of Default; and (g) all other notices (except if such notice is specifically required to be given to such Guarantor hereunder or under the Loan Documents) and demands to which each Guarantor might otherwise be entitled;
(iii)    its right, if any, to require the Administrative Agent and the other Holders of Guaranteed Obligations to institute suit against, or to exhaust any rights and remedies which the Administrative Agent and the other Holders of Guaranteed Obligations has or may have against, the other Guarantors or any third party; and each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of the other Guarantors or by reason of the cessation from any cause whatsoever of the liability of the other Guarantors in respect thereof;
(iv)    (a) any rights to assert against the Administrative Agent and the other Holders of Guaranteed Obligations any defense (legal or equitable), set-off, counterclaim, or claim which such

Guarantor may now or at any time hereafter have against the other Guarantors or any other party liable to the Administrative Agent and the other Holders of Guaranteed Obligations; (b) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; (c) any defense such Guarantor has to performance hereunder, and any right such Guarantor has to be exonerated, arising by reason of: the impairment or suspension of the Administrative Agent’s and the other Holders of Guaranteed Obligations’ rights or remedies against the other Guarantors; the alteration by the Administrative Agent and the other Holders of Guaranteed Obligations of the Guaranteed Obligations; any discharge of the other Guarantors’ obligations to the Administrative Agent and the other Holders of Guaranteed Obligations by operation of law as a result of the Administrative Agent’s and the other Holders of Guaranteed Obligations’ intervention or omission; or the acceptance by the Administrative Agent and the other Holders of Guaranteed Obligations of anything in partial satisfaction of the Guaranteed Obligations; and (d) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor’s liability hereunder; and
(v)    any defense arising by reason of or deriving from (a) any claim or defense based upon an election of remedies by the Administrative Agent and the other Holders of Guaranteed Obligations; or (b) any election by the Administrative Agent and the other Holders of Guaranteed Obligations under Section 1111(b) of Title 11 of the United States Code entitled “Bankruptcy” or any other applicable federal, state, provincial, municipal, local or foreign law relating to such matters, as now and hereafter in effect (or any successor statute), to limit the amount of, or any collateral securing, its claim against the Guarantors.
SECTION 7.    Subordination of Subrogation; Subordination of Intercompany Indebtedness.
(A)    Subordination of Subrogation. Until the Guaranteed Obligations (other than contingent indemnity obligations not yet due and payable) have been fully and finally performed and indefeasibly paid in full in cash, the Guarantors (i) shall have no right of subrogation with respect to such Guaranteed Obligations, (ii) waive any right to enforce any remedy which the Holders of Guaranteed Obligations, the Issuing Banks or the Administrative Agent now have or may hereafter have against any Borrower, any endorser or any guarantor of all or any part of the Guaranteed Obligations or any other Person, and (iii) waive any benefit of, and any right to participate in, any security or collateral given to the Holders of Guaranteed Obligations, the Issuing Banks and the Administrative Agent to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of any Borrower to the Holders of Guaranteed Obligations or the Issuing Banks. Should any Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, each Guarantor hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that such Guarantor may have to the indefeasible payment in full in cash of the Guaranteed Obligations and (B) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Guaranteed Obligations are indefeasibly paid in full in cash. Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Administrative Agent and the other Holders of Guaranteed Obligations and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Guaranty, and that the Administrative Agent, the other Holders of Guaranteed Obligations and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 7(A).

(B)    Subordination of Intercompany Indebtedness. Each Guarantor agrees that any and all claims of such Guarantor against any Borrower or any other Guarantor hereunder (each an “Obligor”) with respect to any “Intercompany Indebtedness” (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Guaranteed Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Guaranteed Obligations; provided that, as long as no Event of Default has occurred and is continuing, such Guarantor may receive payments of principal and interest from any Obligor with respect to Intercompany Indebtedness. Notwithstanding any right of any Guarantor to ask, demand, sue for, take or receive any payment from any Obligor, all rights, liens and security interests of such Guarantor, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor shall be and are subordinated to the rights of the Holders of Guaranteed Obligations and the Administrative Agent in those assets. No Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Guaranteed Obligations (other than contingent indemnity obligations not yet due and payable) shall have been fully paid and satisfied (in cash) and all financing arrangements pursuant to any Loan Document, any Swap Agreement or any Banking Services Agreement have been terminated. If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Obligor to any Guarantor (“Intercompany Indebtedness”) shall be paid or delivered directly to the Administrative Agent for application on any of the Guaranteed Obligations, due or to become due, until such Guaranteed Obligations shall have first been fully paid and satisfied (in cash). Should any payment, distribution, security or instrument or proceeds thereof be received by the applicable Guarantor upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the satisfaction of all of the Guaranteed Obligations and the termination of all financing arrangements pursuant to any Loan Document among any Borrower and the Holders of Guaranteed Obligations, such Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Holders of Guaranteed Obligations and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Holders of Guaranteed Obligations, in precisely the form received (except for the endorsement or assignment of the Guarantor where necessary), for application to any of the Guaranteed Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Guarantor as the property of the Holders of Guaranteed Obligations. If any such Guarantor fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees is irrevocably authorized to make the same. Each Guarantor agrees that until the Guaranteed Obligations (other than the contingent indemnity obligations) have been paid in full (in cash) and satisfied and all financing arrangements pursuant to any Loan Document among any Borrower and the Holders of Guaranteed Obligations have been terminated, no Guarantor will assign or transfer to any Person (other than the Administrative Agent) any claim any such Guarantor has or may have against any Obligor.
SECTION 8.    Contribution with Respect to Guaranteed Obligations.
(A)    To the extent that any Guarantor shall make a payment under this Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Guarantor if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guaranteed Obligations and termination of the Credit Agreement, the Swap Agreements and the Banking Services Agreements, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.
(B)    As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the excess of the fair saleable value of the property of such Guarantor over the total liabilities of such Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Guarantors as of such date in a manner to maximize the amount of such contributions.
(C)    This Section 8 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 8 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.
(D)    The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor or Guarantors to which such contribution and indemnification is owing.
(E)    The rights of the indemnifying Guarantors against other Guarantors under this Section 8 shall be exercisable upon the full and indefeasible payment of the Guaranteed Obligations in cash and the termination of the Credit Agreement, the Swap Agreements and the Banking Services Agreements.
SECTION 9.    Limitation on Guaranty. Notwithstanding any other provision of this Guaranty, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. In determining the limitations, if any, on the amount of any Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Guarantor may have under this Guaranty, any other agreement or applicable law shall be taken into account.
SECTION 10.    Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Borrower under the Credit Agreement, any Swap Agreement, any Banking Services Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Swap Agreement, any Banking Services Agreement or any other Loan Document shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Administrative Agent.
SECTION 11.    Notices. All notices, requests and other communications to any party hereunder shall be given in the manner prescribed in Article IX of the Credit Agreement with respect to the Administrative Agent at its notice address therein and with respect to any Guarantor, in care of the Company at the address of the Company set forth in the Credit Agreement or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Administrative Agent in accordance with the provisions of such Article IX.
SECTION 12.    No Waivers. No failure or delay by the Administrative Agent or any other Holder of Guaranteed Obligations in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, any Swap Agreement, any Banking Services Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.
SECTION 13.    Successors and Assigns. This Guaranty is for the benefit of the Administrative Agent and the other Holders of Guaranteed Obligations and their respective successors and permitted assigns; provided, that no Guarantor shall have any right to assign its rights or obligations hereunder without the consent of all of the Lenders, and any such assignment in violation of this Section 13 shall be null and void; and in the event of an assignment of any amounts payable under the Credit Agreement, any Swap Agreement, any Banking Services Agreement or the other Loan Documents in accordance with the respective terms thereof, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon each of the Guarantors and their respective successors and assigns.
SECTION 14.    Changes in Writing. Other than in connection with the addition of additional Subsidiaries, which become parties hereto by executing a supplement hereto in the form attached as Annex I, neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Guarantors and the Administrative Agent.
SECTION 15.    GOVERNING LAW. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
SECTION 16.    CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL; IMMUNITY.
(A)    CONSENT TO JURISDICTION. EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AND EACH GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY GUARANTOR AGAINST THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN THE CITY OF NEW YORK.
(B)    EACH GUARANTOR HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS THE SERVICE OF PROCESS AGENT, WITH OFFICES ON THE DATE HEREOF AT

111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE COMPANY AND EACH OTHER BORROWER AGREE TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION REASONABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT. EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL CLAIM OF ERROR BY REASON OF ANY SUCH SERVICE IN SUCH MANNER AND AGREES THAT SUCH SERVICE SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH GUARANTOR IN ANY SUCH SUIT, ACTION OR PROCEEDING AND SHALL, TO THE FULLEST EXTENT PERMITTED BY LAW, BE TAKEN AND HELD TO BE VALID AND PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO SUCH GUARANTOR. NOTHING HEREIN WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
(C)    WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER AND FURTHER WAIVES ANY RIGHT TO INTERPOSE ANY COUNTERCLAIM RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY IN SUCH ACTION.
(D)    TO THE EXTENT THAT ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), EACH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.
SECTION 17.    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.
SECTION 18.    Taxes, Expenses of Enforcement, etc.
(A)    Taxes.
(i)    Each payment by any Guarantor hereunder or under any promissory note or application for a Letter of Credit shall be made without withholding for any Taxes, unless such withholding is required by any law. If any Guarantor determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Guarantor may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by the Guarantor shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding been made.
(ii)    In addition, such Guarantor shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(iii)    As soon as practicable after any payment of Indemnified Taxes by any Guarantor to a Governmental Authority, such Guarantor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(iv)    The Guarantors shall jointly and severally indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with any Loan Document (including amounts payable under this Section 18(A)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 18(A) shall be paid within ten (10) days after the Recipient delivers to any Guarantor a certificate stating the amount of any Indemnified Taxes so payable by such Recipient. Such certificate shall be conclusive of the amount so payable absent manifest error. Such Recipient shall deliver a copy of such certificate to the Administrative Agent. In the case of any Lender making a claim under this Section 18(A) on behalf of any of its beneficial owners, an indemnity payment under this Section 18(A) shall be due only to the extent that such Lender is able to establish that, with respect to the applicable Indemnified Taxes, such beneficial owners supplied to the applicable Persons such properly completed and executed documentation necessary to claim any applicable exemption from, or reduction of, such Indemnified Taxes.
(v)    By accepting the benefits hereof, each Lender agrees that it will comply with Section 2.17(f) of the Credit Agreement.
(B)    Expenses of Enforcement, Etc. The Guarantors agree to reimburse the Administrative Agent and the other Holders of Guaranteed Obligations for any reasonable costs and out-of-pocket expenses (including attorneys’ fees) paid or incurred by the Administrative Agent or any other Holder of Guaranteed Obligations in connection with the collection and enforcement of amounts due under the Loan Documents, including without limitation this Guaranty.
SECTION 19.    Setoff. At any time after all or any part of the Guaranteed Obligations have become due and payable (by acceleration or otherwise), each Holder of Guaranteed Obligations (including the Administrative Agent) may, without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply in accordance with the terms of the Credit Agreement toward the payment of all or any part of the Guaranteed Obligations due and payable (i) any indebtedness due or to become due from such Holder of Guaranteed Obligations or the Administrative Agent to any Guarantor, and (ii) any moneys, credits or other property belonging to any Guarantor, at any time held by or coming into the possession of such Holder of Guaranteed Obligations (including the Administrative Agent) or any of their respective Affiliates.
SECTION 20.    Financial Information. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of each of the Borrowers and any and all endorsers and/or other Guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that none of the Holders of Guaranteed Obligations (including the

Administrative Agent) shall have any duty to advise such Guarantor of information known to any of them regarding such condition or any such circumstances. In the event any Holder of Guaranteed Obligations (including the Administrative Agent), in its sole discretion, undertakes at any time or from time to time to provide any such information to a Guarantor, such Holder of Guaranteed Obligations (including the Administrative Agent) shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Holder of Guaranteed Obligations (including the Administrative Agent), pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to such Guarantor.
SECTION 21.    Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.
SECTION 22.    Merger. This Guaranty represents the final agreement of each of the Guarantors with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Guarantor and any Holder of Guaranteed Obligations (including the Administrative Agent).
SECTION 23.    Headings. Section headings in this Guaranty are for convenience of reference only and shall not govern the interpretation of any provision of this Guaranty.
SECTION 24.    Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Guarantor hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of each Guarantor in respect of any sum due hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by any Holder of Guaranteed Obligations (including the Administrative Agent), as the case may be, of any sum adjudged to be so due in such other currency such Holder of Guaranteed Obligations (including the Administrative Agent), as the case may be, may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Holder of Guaranteed Obligations (including the Administrative Agent), as the case may be, in the specified currency, each Guarantor agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Holder of Guaranteed Obligations (including the Administrative Agent), as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Holder of Guaranteed Obligations (including the Administrative Agent), as the case may be, in the specified currency and (b) amounts shared with other Holders of Guaranteed Obligations as a result of allocations of such excess as a disproportionate payment to such other Holder of Guaranteed Obligations under Section 2.18 of the Credit Agreement, such Holder of Guaranteed Obligations (including the Administrative Agent), as the case may be, agrees, by accepting the benefits hereof, to remit such excess to such Guarantor.
SECTION 25.    Swiss Limitation Language for Swiss Subsidiary Guarantors.
(A)    If and to the extent that a payment in fulfilling the joint and several liabilities under Section 3 of this Guaranty would, at the time payment is due, under Swiss law and practice (inter alia,

prohibiting capital repayments or restricting profit distributions) not be permitted, in particular if and to the extent that such Swiss Subsidiary Guarantor guarantees obligations other than obligations of one of its direct or indirect subsidiaries (i.e. obligations of its direct or indirect parent companies (up-stream guarantee) or sister companies (cross-stream guarantee)) (“Restricted Obligations”), then such obligations and payment amount shall from time to time be limited to the amount of the freely disposable equity in accordance with Swiss law; provided that such limited amount shall at no time be less than such Swiss Subsidiary Guarantor’s profits and reserves available for the distribution as dividends (being the balance sheet profits and any reserves available for this purpose, in each case in accordance with art. 675(2) and art. 671(1) and (2), no. 3, of the Swiss Federal Code of Obligations) at the time or times payment under or pursuant to this Guaranty is requested from such Swiss Subsidiary Guarantor, and further provided that such limitation (as may apply from time to time or not) shall not (generally or definitively) free such Swiss Subsidiary Guarantor from payment obligations hereunder in excess thereof, but merely postpone the payment date therefor until such times as payment is again permitted notwithstanding such limitation. Any and all indemnities and guarantees contained in this Guaranty including, in particular, Section 18(A)(iv) shall be construed in a manner consistent with the provisos herein contained.
(B)    In respect of Restricted Obligations, each Swiss Subsidiary Guarantor shall:
(i)    use its best endeavours to procure that the fulfilment of the Restricted Obligations can be made without deduction of Swiss Withholding Tax by discharging the liability of such tax by notification pursuant to applicable law (including applicable double tax treaties) rather than payment of the tax;
(ii)    if the notification procedure pursuant to sub-paragraph (i) above does not apply (or does only apply partially) and if and to the extent required by applicable law (including applicable double tax treaties) in force at the relevant time:
(a)deduct Swiss anticipatory tax (Verrechnungssteuer; Swiss Withholding Tax) at the rate of 35% (or such other rate as in force from time to time) from any payment made by it in respect of Restricted Obligations;

(b)pay any such deduction to the Swiss Federal Tax Administration; and

(c)notify (or ensure that the Company notifies) the Administrative Agent that such a deduction has been made and provide the Administrative Agent with evidence that such a deduction has been paid to the Swiss Federal Tax Administration, all in accordance with Section 18(A)(i) of this Guaranty; and

(iii)    shall use its best endeavours to procure that any person who is entitled to a full or partial refund of the Swiss Withholding Tax deducted pursuant to this Section 25:
(a)request a refund of the Swiss Withholding Tax under applicable law (domestic law and applicable double tax treaties) as soon as possible; and

(b)pay to the Lenders upon receipt any amount so refunded to cover any outstanding part of the Restricted Obligations; and

(iv)    to the extent such a deduction is made, not be obliged to either gross-up in accordance with Section 18(A)(i) of this Guaranty or indemnify each Recipient in accordance with Section 18(A)(iv) of this Guaranty in relation to any such payment made by it in respect of Restricted Obligations unless such gross-up or tax indemnity payment is permitted under the laws of Switzerland then in force.
(C)    If and to the extent requested by the Administrative Agent and if and to the extent this is from time to time required under Swiss law (restricting profit distributions), in order to allow the Administrative Agent to obtain a maximum benefit under this Guaranty, each Swiss Subsidiary Guarantor undertakes to promptly implement all such measures and/or to promptly obtain the fulfillment of all prerequisites allowing it to promptly perform its obligations and make the requested payment(s) hereunder from time to time, including the following:
(i)    preparation of an up-to-date audited balance sheet of such Swiss Subsidiary Guarantor;
(ii)    confirmation of the auditors of such Swiss Subsidiary Guarantor that the relevant amount represents the maximum freely distributable profits;
(iii)    approval by a shareholders’ or a quotaholders’ meeting (as applicable) of such Swiss Subsidiary Guarantor of the resulting profit distribution; and
(D)    all such other measures necessary or useful to allow such Swiss Subsidiary Guarantor to make the payments and perform the obligations agreed under this Guaranty with a minimum of limitations.
SECTION 26.    Dutch Limitation Language for Dutch Loan Parties. The Guaranteed Obligations of any Guarantor organized under the laws of the Netherlands and any Guarantor being a direct or indirect subsidiary of such Guarantor will not extend to include any obligations or liabilities for so long as this would constitute a breach of the financial assistance prohibitions contained in section 2:98c of the Dutch Civil Code.
SECTION 27.    Italian Limitation Language for Italian Loan Parties.
(A)    In this Section 27:
(i)    “Italian Banking Law” means the Italian Legislative Decree No. 385 of 1 September 1993, as subsequently amended and/or supplemented.
(ii)    “Italian Civil Code” means the Italian civil code enacted by Italian Royal Decree No. 262 of 16 March 1942, as subsequently amended and/or supplemented.
(iii)    “Italian Usury Law” means Italian Law No. 108 of 7 March 1996, as subsequently amended and/or supplemented.
(B)    Notwithstanding anything to the contrary in this Guaranty or any other Loan Document:
(i)    in order to comply with the provisions of Italian law in relation to financial assistance (including, but not limited to, the provisions of article 2358 and/or article 2474, as applicable, of the Italian Civil Code), any obligations expressed to be assumed by any Guarantor organized under the laws of Italy (collectively, the “Italian Guarantors” and each individually, an “Italian Guarantor”) under the Guaranty shall, at any time, exclude, and not extend to, the obligations of any Borrowers or Guarantors in respect of any facilities granted under the Credit Agreement which is used or intended to be used, directly or indirectly, to finance the acquisition or the subscription of any shares of such Italian Guarantor and/or any of its direct or indirect holding companies or to pay fees, costs and expenses arising in connection with the abovementioned acquisition or subscription of shares (or to refinance any existing indebtedness incurred for such purposes); and
(ii)    any claims against any Italian Guarantor, including accessories damages and indemnities (including without limitation, claims for breach of representations and undertakings, tax gross up and indemnities and any other claim) shall not exceed, at any time an amount equal to the lower of:
(1)    the greater of:
(a)    100% of the aggregate outstanding amount, from time to time, of any intercompany loan, documentary credit or any other item constituting financial indebtedness made available from the Company or any Subsidiary to such Italian Guarantor (or any of its direct or indirect subsidiaries pursuant to article 2359, paragraph 1, numbers 1 and/or 2, of the Italian Civil Code) by using, directly or indirectly, the proceeds of any of the facilities granted under the Credit Agreement, minus the amount of such proceeds which are transferred, lent or otherwise made available to any of the Italian Guarantors' subsidiaries which is a Guarantor under this Guaranty. In this respect, each Italian Guarantor undertakes to execute and deliver to the Administrative Agent, upon receipt of the aforementioned funds, an acknowledgement confirming the receipt of such funds, their amount and the fact that such funds have been made available to it by using the proceeds of any of the facilities granted under the Credit Agreement; and
(b)    100% of the aggregate outstanding amount, from time to time, of any facilities made available to such Italian Guarantor (or any of its direct or indirect subsidiaries pursuant to article 2359, paragraph 1, numbers 1 and/or 2, of the Italian Civil Code) as borrower under the Credit Agreement, minus the amount of such proceeds which are transferred, lent or otherwise made available to any of the Italian Guarantors' subsidiaries which is a Guarantor under this Guaranty; and
(2)    60% of the “patrimonio netto” (Net Worth) - as such term is defined in article 2424 of the Italian civil code - of such Italian Guarantor, as resulting from the most recent balance sheet approved by its quotaholders or, if earlier, from any interim financial statement (situazione patrimoniale) approved by its board of directors.
(C)    Notwithstanding any provision to the contrary in this Guaranty or any other Loan Document, in order to comply with the mandatory provisions of Italian law in relation to:
(i)    maximum interest rates (including the Italian Usury Law and article 1815 of the Italian Civil Code) and
(ii)    capitalization of interests (including article 1283 of the Italian Civil Code and article 120 of the Italian Banking Law), the obligations of any Italian Guarantor under this Guaranty shall not include and shall not extend to:
(a)    any interest qualifying as usurious pursuant the Italian Usury Law, and

(b)    any interest on overdue amounts compounded in violation of the provisions set forth by article 1283 of the Italian Civil Code and article 120 of the Italian Banking Law, respectively.
(D)    In any event, for the purposes of article 1938 of the Italian Civil Code only (to the extent applicable), it is expressly agreed and understood that the maximum amount that each Italian Guarantor may be required to pay in respect of its obligations as guarantor under this Guaranty shall not exceed € 600 Million.
SECTION 28.    German Limitation Language for German Loan Parties.
(A)    The Administrative Agent agrees not to enforce the guarantee or any other payment created under the Guaranty if and to the extent that such guarantee guarantees any liability of a Loan Party which is a shareholder or an affiliate of a shareholder of Cimpress Deutschland GmbH or WIRmachenDRUCK GmbH (collectively, the “German Guarantors” and each individually, a “German Guarantor”) (such shareholder or affiliate, the “Guaranteed Obligor”) and if and to the extent that a payment under the Guaranty would cause such German Guarantor's Net Assets ((defined as the relevant company's assets (Section 266 para.(2) A, B, C, D and E German Commercial Code (Handelsgesetzbuch), less the aggregate of its liabilities (Section 266 para. (3) B (but disregarding any accruals (Rückstellungen) in respect of a potential enforcement of this guarantee or any of the Collateral), C, D and E German Commercial Code), the amount of profits (Gewinne) not available for distribution to its shareholders in accordance with section 268 para. 8 German Commercial Code and the amount of its stated share capital (Stammkapital)) and determined pursuant to clauses (B), (C) and/or (D) below) to be reduced below zero, or further reduced if already below zero.
(B)    For the purposes of the calculation of the Net Assets the following balance sheet items shall be adjusted as follows:
(i)    the amount of any increase of the stated share capital (Erhöhungen des Stammkapitals) of such German Guarantor after the date hereof (a) that has been effected without the prior written consent of the Administrative Agent or (b) to the extent that it is not fully paid up, shall be deducted from the stated share capital;
(ii)    liabilities incurred by such German Guarantor in violation of the Loan Documents shall be disregarded;
(iii)    loans provided to such German Guarantor by the Company or any Subsidiary (collectively “the Group”) shall be disregarded if such loans are made by (a) a direct or indirect shareholder of such German Guarantor or (b) any member of the Group, provided that (in relation to 1 and 2) this shall apply if and to the extent a waiver (Erlass) of such loans is actually legally possible and not in violation of the Loan Documents, and unless a waiver (Erlass) of the loan provided to such German Guarantor would result in that member of the Group breaching its obligations under Section 30 GmbHG or any similar provision of any other jurisdiction applicable to it (provided that any tax liability which would arise as a consequence of such waiver shall be considered as a liability of such German Guarantor).
(C)    Each German Guarantor shall deliver to the Administrative Agent, within 10 Business Days after receipt from the Administrative Agent of a notice stating that the Administrative Agent intends to demand payment under the Guaranty (the “Enforcement Notice”), its up-to-date balance sheet together with a detailed calculation of the amount of its Net Assets taking into account the adjustments set forth in clause (B) above (the “Management Determination”). The Management Determination shall be prepared as of the date of receipt of the Enforcement Notice.
(D)    Following the Administrative Agent’s receipt of the Management Determination, upon request by the Administrative Agent (acting reasonably), such German Guarantor shall deliver to the Administrative Agent within 30 Business Days of such request its up-to-date balance sheet drawn-up by its auditor together with a detailed calculation of the amount of the Net Assets taking into account the adjustments set forth in clause (B) above (the “Auditors’ Determination”). Such balance sheet and Auditors’ Determination shall be prepared in accordance with the accounting principles as consistently applied by such German Guarantor. The Auditors' Determination shall have been prepared as of the date of receipt of the Enforcement Notice.
(E)    The Administrative Agent shall be entitled to demand payment under the Guaranty in an amount which would, in accordance with the Management Determination or, if applicable and taking into account any previous enforcement in accordance with the Management Determination, the Auditors’ Determination, not cause the respective German Guarantor’s Net Assets to be reduced below zero or further reduced if already below zero. If and to the extent that the Net Assets as determined by the Auditors’ Determination are lower than the amount enforced in accordance with the Management Determination, the Administrative Agent shall release to such German Guarantor such exceeding enforcement proceeds. The Administrative Agent may withhold any amount received pursuant to an enforcement of the Guaranty until final determination of the amount of the Net Assets pursuant to the Auditors’ Determination.
(F)    In addition, the respective German Guarantor shall within three (3) months after receipt of the Enforcement Notice realize, to the extent legally permitted and at arm’s length terms, any and all of its assets which are not required for the such German Guarantor’s business (nicht betriebsnotwendig) that are shown in the balance sheet with a book value (Buchwert) that is substantially lower than the market value of the relevant assets if, as a result of the enforcement of the guarantee, its Net Assets would be reduced below zero or further reduced if already below zero. After the expiry of such three months’ period such German Guarantor shall, within three (3) Business Days, notify the Administrative Agent of the amount of the net proceeds from the sale and submit a statement with a new calculation of the amount of the Net Assets of such German Guarantor taking into account such proceeds. Such calculation shall, upon the Administrative Agent’s request (acting reasonably), be confirmed by such German Guarantor’s auditor within a period of fifteen (15) Business Days following the request.
(G)    The restriction under clause (A) above shall not apply:
(i)    in the amount of any loans actually disbursed by the Guaranteed Obligor to such German Guarantor and not repaid;
(ii)    for so long as such German Guarantor is in violation of any of its obligations pursuant to clauses (C), (D) and (E) above, in the amount to which such violation relates;
(iii)    if such German Guarantor (as dominated entity) is subject to a domination and/or profit transfer agreement (Beherrschungs- und/oder Gewinnabführungsvertrag) (a “DPTA”) with the Guaranteed Obligor, whether directly or indirectly through a chain of DPTAs between each company and its shareholder other than if such DPTA has been cancelled or terminated;

(iv)    if and to extent such German Guarantor has on the date of enforcement of the guarantee a fully recoverable indemnity or claim for refund ("vollwertiger Gegenleistungs- oder Rückgewähranspruch") against its shareholder;
(v)    if and to the extent that they are not necessary for the purposes of protecting such German Guarantor’s managing director(s) against any personal liability arising from a violation of Sections 30 and 43 GmbHG; or
(vi)    if insolvency proceedings have been opened in relation to such German Guarantor and (as a consequence) any enforcement of up-stream or cross-stream guarantees and consequential payments do no longer cause any personal liability of any managing director of such German Guarantor.
(H)    Further, the limitation set out above shall apply (and be complied with but, with respect to the calculation of the Net Assets with reference to the date of this Agreement instead of the time of the Enforcement Notice) if (and to the extent) no later than 30 Business Days following receipt of the Enforcement Notice, the German Guarantor provides to the Administrative Agent a written expert opinion (drawn up by an auditor appointed by the German Guarantor) if and to what extent such German Guarantor did not hold a recoverable indemnification claim (werthaltiger Freistellungsanspruch) at the date of this Agreement covering the amount of the guarantee or any other payment created under the Guaranty which is to be enforced and, as a consequence of such shortfall, an assumed enforcement of the Guaranty on the date of this Agreement had the effect of reducing the Net Assets calculated at the date of this Agreement (and taking into account applicable adjustments as per the preceding paragraphs) to an amount that is lower than the amount of such German Guarantor’s registered share capital (Stammkapital) as registered in the commercial register (Handelsregister) at the date of this Agreement or, if the amount of the Net Assets were at the date of this Agreement already lower than the amount of its registered share capital, the effect of causing the Net Assets to be further reduced.
(I)    To the extent that the German Guarantors are German residents (Inländer) within the meaning of section 2 paragraph 15 of the German Foreign Trade Act (Außenwirtschaftsgesetz), any covenant and agreement relating to Sanctions and Anti-Corruption Laws shall not apply to the German Guarantors in so far as they would result in a violation of or conflict with Sect. 7 German Foreign Trade Regulation (Außenwirtschaftsverordnung), any provision of Council Regulation (EC) 2271/1996 or any other anti-boycott statute.
SECTION 29.    Counterparts. This Guaranty may be executed in any number of counterparts and by the parties on separate counterparts. Each counterpart constitutes the deed of each party who has executed and delivered that counterpart. Delivery of an executed counterpart of a signature page of this Guaranty by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Guaranty. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Guaranty and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 30.    Termination of Guaranty. The obligations of any Guarantor under this Guaranty shall automatically terminate in accordance with Section 9.14 of the Credit Agreement.

SECTION 31.    Limitation of Guaranty by Non-U.S. Loan Parties.
(A)    Notwithstanding anything contained in this Guaranty to the contrary, no Guarantor shall be liable hereunder for any of the Loans made to, or any other Guaranteed Obligation of, any U.S. Loan Party to the extent such guaranty by such Guarantor would cause a Deemed Dividend Problem.
(B)    No Guaranty shall apply to any liability to the extent that it would result in such Guaranty constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006 of the United Kingdom (as amended).
(C)    This Guaranty does not apply to any liability of any Guarantor incorporated in Ireland to the extent that it would result in this Guaranty constituting unlawful assistance within the meaning of Section 82 of the Irish Companies Act 2014.
SECTION 32.    Limitation on Guaranty of Certain Swap Obligations. No Guarantor hereunder shall be deemed to be a guarantor of any Swap Obligations if such Guarantor is not an ECP, to the extent that the providing of such guaranty by such Guarantor would violate the ECP Rules or any other applicable law or regulation. This paragraph shall not affect any Guaranteed Obligations of a Guarantor other than Swap Obligations, nor shall it affect the Guaranteed Obligations of any Guarantor who qualifies as an ECP.
SECTION 33.    Dutch Parallel Debt.
(A)    Each Dutch Collateral Party party hereto hereby irrevocably and unconditionally undertakes to pay (each such payment undertaking by a Dutch Collateral Party, a “Parallel Debt”) to the Administrative Agent amounts equal to the amounts due by that Dutch Collateral Party in respect of its Corresponding Obligations as they may exist from time to time. The Parallel Debt of each Dutch Collateral Party will be payable in the currency or currencies of the Corresponding Obligations and will become due and payable as and when and to the extent the relevant Corresponding Obligations become due and payable. Each of the parties to this Guaranty hereby acknowledges that:
(i)    each Parallel Debt constitutes an undertaking, obligation and liability to the Administrative Agent which is separate and independent from, and without prejudice to, the Corresponding Obligations of the relevant Dutch Collateral Party; and
(ii)    each Parallel Debt represents the Administrative Agent’s own separate and independent claim to receive payment of the Parallel Debt from the relevant Dutch Collateral Party, it being understood, in each case, that pursuant to this paragraph, the amount which may become payable by each Dutch Collateral Party by way of Parallel Debts shall not exceed at any time the total of the amounts which are payable under or in connection with the Corresponding Obligations of that Dutch Collateral Party at such time.
(B)    An amount paid by a Loan Party to the Administrative Agent in respect of the Parallel Debt will discharge the liability of the Loan Parties under the Corresponding Obligations in an equal amount. For the purpose of this Section 33, the Administrative Agent acts in its own name and for itself and not as agent, trustee or representative of any other Holder of Guaranteed Obligations.
SECTION 34.    Keepwell. Without in any way limiting the obligations of any Guarantor under this Guaranty (including under Section 2 hereof) or the other Loan Documents, each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 34 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 34, or otherwise under this Guaranty, as it relates to such other Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until a discharge of such Qualified ECP Guarantor’s Guaranteed Obligations in accordance with the terms hereof and the other Loan Documents. Each Qualified ECP Guarantor intends that this Section 34 constitute, and this Section 34 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
Remainder of Page Intentionally Blank.

IN WITNESS WHEREOF, each of the Initial Guarantors has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.
CIMPRESS USA INCORPORATED,
as a Guarantor
By: /s/Sean Quinn
Name: Sean Quinn
Title: Vice President
CIMPRESS WINDSOR CORPORATION,
as a Guarantor
By: /s/Sean Quinn
Name: Sean Quinn
Title: Treasurer
VISTAPRINT NETHERLANDS B.V.,
as a Guarantor
By: /s/Sean Quinn
Name: Sean Quinn
Title: Managing Director

Executed as a deed.

Signed, sealed and delivered for and on behalf of CIMPRESS AUSTRALIA PTY LIMITED, as a Guarantor, by its attorney under a power of attorney dated ___________________
in the presence of:

/s/Ann C. Brachman
Signature of witness
/s/Sean Quinn Signature of attorney who declares that the attorney has not received any notice of the revocation of the power of attorney
Ann C. Brachman Full name of witness	Sean Quinn Full name of attorney

Signature Page to Second Amended and Restated Guaranty

WEBS, INC.,
as a Guarantor
By: /s/Sean Quinn
Name: Sean Quinn
Title: President and Treasurer
ALBUMPRINTER B.V.,
as a Guarantor
By: /s/Sean Quinn
Name: Sean Quinn
Title: Power of Attorney
ALBUMPRINTER HOLDING B.V.,
as a Guarantor
By: /s/Sean Quinn
Name: Sean Quinn
Title: Power of Attorney
ALBUMPRINTER PRODUCTIONS B.V.,
as a Guarantor
By: /s/Sean Quinn
Name: Sean Quinn
Title: Power of Attorney

ALBELLI B.V.,
as a Guarantor
By: /s/Sean Quinn
Name: Sean Quinn
Title: Power of Attorney

Signature Page to Second Amended and Restated Guaranty

CIMPRESS INVESTMENTS B.V.,
as a Guarantor
By: /s/Sean Quinn
Name: Sean Quinn
Title: Managing Director
CIMPRESS ITALY S.R.L.,
as a Guarantor
By: /s/Cornelis David Arends
Name: Cornelis David Arends
Title: Executive Director
PIXARTPRINTING S.P.A.,
as a Guarantor
By: /s/Cornelis David Arends
Name: Cornelis David Arends
Title: Chairman
CIMPRESS JAMAICA LIMITED,
as a Guarantor
By: /s/Sean Quinn
Name: Sean Quinn
Title: Director
CIMPRESS DEUTSCHLAND GMBH,
as a Guarantor
By: /s/Sean Quinn
Name: Sean Quinn
Title: Managing Director
WIRMACHENDRUCK GMBH,
as a Guarantor
By: /s/Cornelis David Arends
Name: Cornelis David Arends
Title: Managing Director

Signature Page to Second Amended and Restated Guaranty

CIMPRESS UK LIMITED,
as a Guarantor
By: /s/Jonathan Chevalier
Name: Jonathan Chevalier
Title: Managing Director
TRADEPRINT DISTRIBUTION LIMITED,
as a Guarantor
By: /s/Cornelis David Arends
Name: Cornelis David Arends
Title: Managing Director
CIMPRESS USA MANUFACTURING INCORPORATED,
as a Guarantor
By: /s/Lawrence Reid
Name: Lawrence Reid
Title: President
NATIONAL PEN CO. LLC,
as a Guarantor
By: /s/Peter Kelly
Name: Peter Kelly
Title: President and Chief Executive Officer
NATIONAL PEN TENNESSEE LLC,
as a Guarantor
By: /s/Peter Kelly
Name: Peter Kelly
Title: President and Chief Executive Officer
NP CORPORATE SERVICES LLC,
as a Guarantor
By: /s/Peter Kelly
Name: Peter Kelly
Title: President and Chief Executive Officer

Signature Page to Second Amended and Restated Guaranty

PIXARTPRINTING USA INCORPORATED,
as a Guarantor
By: /s/Sean Quinn
Name: Sean Quinn
Title: Vice President and Treasurer
VISTAPRINT CORPORATE SOLUTIONS INCORPORATED,
as a Guarantor
By: /s/Donald LeBlanc
Name: Donald LeBlanc
Title: President
CIMPRESS IRELAND LIMITED,
as a Guarantor
By: /s/Daniel White
Name: Daniel White
Title: Managing Director
NATIONAL PEN PROMOTIONAL HOLDINGS LIMITED,
as a Guarantor
By: /s/Sean Quinn
Name: Sean Quinn
Title: Managing Director
NATIONAL PEN PROMOTIONAL PRODUCTS LIMITED,
as a Guarantor
By: /s/Sean Quinn
Name: Sean Quinn
Title: Managing Director

Signature Page to Second Amended and Restated Guaranty

Acknowledged and Agreed
as of the date first written above:
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
By: /s/Daglas P Panchal
Name: Daglas P Panchal
Title: Executive Director

Signature Page to Second Amended and Restated Guaranty

ANNEX I TO GUARANTY
Reference is hereby made to the Second Amended and Restated Guaranty (the “Guaranty”) made as of July 13, 2017, by and among CIMPRESS USA INCORPORATED, CIMPRESS WINDSOR CORPORATION, VISTAPRINT NETHERLANDS B.V., CIMPRESS AUSTRALIA PTY LIMITED, WEBS, INC., ALBUMPRINTER B.V., ALBUMPRINTER HOLDING B.V., ALBUMPRINTER PRODUCTIONS B.V., ALBELLI B.V., CIMPRESS INVESTMENTS B.V., CIMPRESS ITALY S.R.L., PIXARTPRINTING S.P.A., CIMPRESS JAMAICA LIMITED, CIMPRESS DEUTSCHLAND GMBH, WIRMACHENDRUCK GMBH, CIMPRESS UK LIMITED, TRADEPRINT DISTRIBUTION LIMITED, CIMPRESS USA MANUFACTURING INCORPORATED, NATIONAL PEN CO. LLC, NATIONAL PEN TENNESSEE LLC, NP CORPORATE SERVICES LLC, PIXARTPRINTING USA INCORPORATED, VISTAPRINT CORPORATE SOLUTIONS INCORPORATED, CIMPRESS IRELAND LIMITED, NATIONAL PEN PROMOTIONAL HOLDINGS LIMITED AND NATIONAL PEN PROMOTIONAL PRODUCTS LIMITED (the “Initial Guarantors” and along with any additional Subsidiaries of the Company, which become parties thereto and together with the undersigned, the “Guarantors”) in favor of the Administrative Agent, for the ratable benefit of the Holders of Guaranteed Obligations, under the Credit Agreement. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Guaranty. By its execution below, the undersigned [NAME OF NEW GUARANTOR], a [corporation] [partnership] [limited liability company] (the “New Guarantor”), agrees to become, and does hereby become, a Guarantor under the Guaranty and agrees to be bound by such Guaranty as if originally a party thereto. By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in Section 2 of the Guaranty are true and correct in all respects as of the date hereof.
IN WITNESS WHEREOF, New Guarantor has executed and delivered this Annex I counterpart to the Guaranty as of this __________ day of _________, 20___.
[NAME OF NEW GUARANTOR]
By:_____________________________
Its: